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                                                                   Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kana Software, Inc., previously Kana Communications, Inc., of our reports dated January 23, 2001, except for Note 9, which is as of February 28, 2001, relating to the financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 21, 2001